EXHIBIT 10(p)

                               SECOND AMENDMENT TO
                       HALLIBURTON ELECTIVE DEFERRAL PLAN

     WHEREAS, HALLIBURTON COMPANY (the "Company") has heretofore adopted the HALLIBURTON ELECTIVE DEFERRAL PLAN (the "Plan"); and

     WHEREAS, the Company desires to amend the Plan;

     NOW, THEREFORE, the Plan shall be amended as follows, effective January 1, 1996:

     1. The following  new  Paragraph  (1A) shall be added to Section 1.1 of the
Plan:

     "(1A) Act: The Employee Retirement Income Security Act of 1974, as amended."

     2. Section 10.2 of the Plan shall be deleted and the following shall be substituted therefor:

         "10.2 Alienation of Interest Forbidden. Except as hereinafter provided, the interest of a Participant or his beneficiary or beneficiaries hereunder may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable, nor shall they be an asset in bankruptcy or subject to garnishment, attachment or other legal or equitable proceedings. Plan provisions to the contrary notwithstanding, the Committee shall comply with the terms and provisions of an order that satisfies the requirements for a "qualified domestic relations order" as such term is defined in section 206(d)(3)(B) of the Act, including an order that requires distributions to an alternate payee prior to a Participant's "earliest retirement age" as such term is defined in section 206(d)(3)(E)(ii) of the Act."

     3.  As amended hereby, the Plan is specifically ratified and reaffirmed.

         EXECUTED as of the 14th day of February, 1996.

                               HALLIBURTON COMPANY



                              By: /s/ W. R. Howell
                             W. R. Howell, Chairman
                             Compensation Committee
                                    of Directors




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